Proxy Voting Results

A special meeting of the fund's shareholders was held on November 16, 2005. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees. A
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	881,855,096.85	95.113
Withheld	45,312,137.89	4.887
TOTAL	927,167,234.74	100.000
Albert R. Gamper, Jr. B
Affirmative	882,072,230.68	95.136
Withheld	45,095,004.06	4.864
TOTAL	927,167,234.74	100.000
Robert M. Gates
Affirmative	880,799,815.71	94.999
Withheld	46,367,419.03	5.001
TOTAL	927,167,234.74	100.000
George H. Heilmeier
Affirmative	881,328,368.62	95.056
Withheld	45,838,866.12	4.944
TOTAL	927,167,234.74	100.000
Abigail P. Johnson
Affirmative	875,565,638.99	94.434
Withheld	51,601,595.75	5.566
TOTAL	927,167,234.74	100.000
Edward C. Johnson 3d
Affirmative	877,690,584.35	94.664
Withheld	49,476,650.39	5.336
TOTAL	927,167,234.74	100.000
Stephen P. Jonas
Affirmative	879,581,305.23	94.868
Withheld	47,585,929.51	5.132
TOTAL	927,167,234.74	100.000
Marie L. Knowles
Affirmative	880,914,247.36	95.011
Withheld	46,252,987.38	4.989
TOTAL	927,167,234.74	100.000
Ned C. Lautenbach
Affirmative	881,709,719.72	95.097
Withheld	45,457,515.02	4.903
TOTAL	927,167,234.74	100.000
Marvin L. Mann
Affirmative	881,089,266.95	95.030
Withheld	46,077,967.79	4.970
TOTAL	927,167,234.74	100.000
William O. McCoy
Affirmative	881,030,337.59	95.024
Withheld	46,136,897.15	4.976
TOTAL	927,167,234.74	100.000
Robert L. Reynolds
Affirmative	879,427,100.20	94.851
Withheld	47,740,134.54	5.149
TOTAL	927,167,234.74	100.000
Cornelia M. Small
Affirmative	881,110,655.62	95.033
Withheld	46,056,579.12	4.967
TOTAL	927,167,234.74	100.000
William S. Stavropoulos
Affirmative	881,346,095.03	95.058
Withheld	45,821,139.71	4.942
TOTAL	927,167,234.74	100.000
Kenneth L. Wolfe
Affirmative	881,757,643.77	95.102
Withheld	45,409,590.97	4.898
TOTAL	927,167,234.74	100.000
PROPOSAL 2
To change the fund from a diversified to a non-diversified fund.
	# of Votes	% of Votes
Affirmative	640,581,303.10	69.090
Against	152,289,078.76	16.425
Abstain	80,198,200.08	8.650
Broker Non-Votes	54,098,652.80	5.835
TOTAL	927,167,234.74	100.000

A Denotes trust-wide proposals and voting results.

B Effective on or about January 1, 2006.